Exhibit 99.1

CommScope Reports Fourth Quarter and Full Year 2020 Results

•	Fourth quarter bottom-line grows year over year and sequentially

•	Broadband Networks momentum continues with 17.3% annual increase in net sales, with growth in both Network Cable & Connectivity and Network & Cloud

•	Introduces “CommScope NEXT” to drive future growth that outpaces the market, optimize business processes and unlock shareholder value

Fourth Quarter Highlights

•	Net sales of $2.132 billion
•	GAAP net income of $23.9 million
•	Non-GAAP adjusted EBITDA of $362.2 million
•	Cash flow from operations of $97.7 million and non-GAAP adjusted free cash flow of $65.1 million
•	Continued debt repayment with $100 million redemption of 6.00% senior notes due 2025 (“the 2025 Notes”)

Full Year Highlights

•	Net sales of $8.436 billion
•	GAAP net loss of $573.4 million
•	Non-GAAP adjusted EBITDA of $1,215.2 million
•	Cash flow from operations of $436.2 million and non-GAAP adjusted free cash flow of $415.4 million
•	Debt redemptions of $200 million of the 2025 Notes and $100 million of the 5.00% senior notes due 2021 (“the 2021 Notes”)

HICKORY, NC, February 17, 2021 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, reported results for the quarter and year ended December 31, 2020.

Summary of Consolidated Results
	Q4	Q4	% Change
	2020	2019	YOY
	(in millions, except per share amounts)
Net sales	$2,131.8	$2,298.7	(7.3%)
GAAP net income (loss)	23.9	(436.7)	NM
GAAP net income (loss) per share	0.05	(2.32)	NM
Non-GAAP adjusted EBITDA (excluding special items) (1)	362.2	323.6	11.9%
Non-GAAP adjusted net income (excluding special items) per diluted share (1)	0.59	0.46	28.3%

	Full Year	Full Year	% Change
	2020	2019	YOY
	(in millions, except per share amounts)
Net sales	$8,435.9	$8,345.1	1.1%
GAAP net loss	(573.4)	(929.5)	NM
GAAP net loss per share	(3.20)	(5.02)	NM
Non-GAAP adjusted EBITDA (excluding special items) (1)	1,215.2	1,297.5	(6.3%)
Non-GAAP adjusted net income (excluding special items) per diluted share (1)	1.56	2.15	(27.4%)

NM - Not meaningful
(1) See Description of Non-GAAP Financial Measures and Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures below

“We delivered strong results for the fourth quarter despite the continued market uncertainty related to the pandemic,” said Chuck Treadway, president and chief executive officer. “While 2020 was a year of change, our dedicated team, resilient supply chain and agile operations allowed us to quickly adapt and innovate across all aspects of our business, and achieve solid financial results while serving our customers around the world.

“Connectivity has never been more vital to businesses and our society,” Treadway added. “Customers are relying on us to help them build connections that meet today’s needs while planning for tomorrow’s demand. Though our portfolio of solutions and expertise is extensive, we see meaningful opportunities to capitalize on our commitment to customers and take CommScope to the next level of success. With that in mind, this quarter we announced a company-wide initiative, CommScope NEXT, which is a multi-faceted program to drive growth that outpaces the market and drives significant shareholder and stakeholder value. While there is a lot of work ahead, I am inspired by the passion of our CommScope team to build a business that is driven to deliver lasting connectivity for customers and solid results for shareholders.”

Alex Pease, executive vice president and chief financial officer, said, “This past year presented many unexpected challenges for the entire economy, but our agile and resilient business model enabled us to deliver solid bottom-line results. And as we implement CommScope NEXT, we will continue to evaluate opportunities to reduce costs across the business, generate cash flow, reduce our leverage as quickly as possible, and reinvest in core strategic markets and technologies to capitalize on significant growth opportunities. We are dedicated to ensuring that as the economy recovers and as industry tailwinds take shape, CommScope will be well positioned to deliver growth and emerge as a stronger, more streamlined company.”

Fourth Quarter Results and Comparison

Reconciliations of the reported GAAP results to non-GAAP adjusted segment results are included below.

Net sales in the fourth quarter of 2020 decreased 7.3% year over year to $2.13 billion. Net sales declined primarily due to year over year decreases in the Home Networks and Venue and Campus Networks segments.

CommScope generated net income of $23.9 million, or $0.05 per share, in the fourth quarter of 2020, compared to the prior year period's net loss of $(436.7) million, or $(2.32) per share. Non-GAAP adjusted net income for the fourth quarter of 2020 was $143.8 million, or $0.59 per share, versus $106.6 million, or $0.46 per share, in the fourth quarter of 2019.

Non-GAAP adjusted EBITDA increased 11.9% to $362.2 million in the fourth quarter of 2020 compared to the same period last year. Non-GAAP adjusted EBITDA improved to 17.0% of net sales in the fourth quarter of 2020 compared to 14.1% of net sales in the same prior year period. The Company estimates that fourth-quarter 2020 non-GAAP adjusted EBITDA was negatively impacted by approximately $10 million related to COVID-19 incremental costs.

Fourth Quarter Sales by Region Comparisons

Sales by Region

				% Change	% Change
	Q4 2020	Q3 2020	Q4 2019	Sequential	YOY
United States	$1,293.0	$1,318.2	$1,350.8	(1.9)%	(4.3)%
Europe, Middle East and Africa	368.8	407.3	419.3	(9.5)	(12.0)
Asia Pacific	198.7	219.1	253.8	(9.3)	(21.7)
Caribbean and Latin America	178.0	149.9	174.2	18.7	2.2
Canada	93.3	73.6	100.6	26.8	(7.3)
Total net sales	$2,131.8	$2,168.1	$2,298.7	(1.7)%	(7.3)%

Fourth Quarter Segment Comparisons

Sales by Segment (1)

				% Change	% Change
	Q4 2020	Q3 2020	Q4 2019	Sequential	YOY
Broadband	$789.3	$820.9	$673.1	(3.8)%	17.3%
Home	571.0	563.6	823.6	1.3	(30.7)
Outdoor Wireless	294.7	271.8	291.6	8.4	1.1
Venue and Campus	476.8	511.8	510.4	(6.8)	(6.6)
Total net sales	$2,131.8	$2,168.1	$2,298.7	(1.7)%	(7.3)%

Segment Operating Income (Loss) (1)

				% Change	% Change
	Q4 2020	Q3 2020	Q4 2019	Sequential	YOY
Broadband	$104.1	$76.7	$(145.8)	35.7%	NM	%
Home	(8.7)	(3.7)	(174.8)	NM	NM
Outdoor Wireless	34.6	26.0	27.1	33.1	27.7
Venue and Campus	(11.0)	(43.2)	(45.7)	NM	NM
Total segment operating income (loss)	$119.0	$55.8	$(339.3)	113.3%	NM	%

Segment Adjusted EBITDA (See Description of Non-GAAP Financial Measures) (1)

				% Change	% Change
	Q4 2020	Q3 2020	Q4 2019	Sequential	YOY
Broadband	$213.3	$204.2	$143.5	4.5%	48.6%
Home	40.4	28.5	71.9	41.8	(43.8)
Outdoor Wireless	60.1	53.6	48.6	12.1	23.7
Venue and Campus	48.4	55.6	59.5	(12.9)	(18.7)
Total segment adjusted EBITDA	$362.2	$341.9	$323.6	5.9%	11.9%

(1) As of January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

Broadband Networks

•	Net sales of $789.3 million, increased 17.3% from prior year driven by growth in both Network Cable & Connectivity and Network & Cloud.

Home Networks

•	Net sales of $571.0 million, down 30.7% from prior year driven by declines in Home Media Solutions, partially offset by growth in Broadband Connectivity Devices.

Outdoor Wireless Networks

•	Net sales of $294.7 million, increased slightly by 1.1% from prior year driven by growth in Macro Tower Solutions, while partially offset by declines in Metro Cell Solutions.

Venue and Campus Networks

•

Net sales of $476.8 million, down 6.6% from prior year primarily driven by declines in Indoor Copper Enterprise and a moderate decline in RUCKUS Networks. Results were partially offset by growth in Indoor Fiber Enterprise and DAS and Small Cell.

Full Year Results and Comparison

For comparisons described below on a combined company basis, the 2019 comparison period includes the historical ARRIS business results, with certain classification changes to align to CommScope’s presentation, from January 1, 2019 through the date of the acquisition, April 4, 2019. Reconciliations of the combined company amounts and reported GAAP results to non-GAAP adjusted results are included below.

Net sales in 2020 increased 1.1% year over year to $8.44 billion primarily due to a year over year increase in the Broadband Networks segment. On a combined company basis, net sales decreased 13.5% year over year primarily due to decreases in the Home Networks, Outdoor Wireless Networks and Venue and Campus Networks segments.

CommScope generated a net loss of $(573.4) million, or $(3.20) per share, in 2020, compared to the prior year net loss of $(929.5) million, or $(5.02) per share. Non-GAAP adjusted net income for 2020 was $371.0 million, or $1.56 per share, versus $479.4 million, or $2.15 per share, in 2019.

Non-GAAP adjusted EBITDA decreased 6.3% to $1,215.2 million compared to the prior year. On a combined company basis, non-GAAP adjusted EBITDA decreased 11.2% and represented 14.4% of net sales compared to 14.0% of net sales in 2019. The Company estimates that 2020 non-GAAP adjusted EBITDA was negatively impacted by approximately $70 million related to COVID-19 supply chain disruptions and certain other incremental costs.

Cash Flow and Balance Sheet

•	GAAP cash flow from operations of $436.2 million.
•

Non-GAAP adjusted free cash flow was $415.4 million after adjusting operating cash flow for $121.2 million of additions to property, plant and equipment, $78.7 million of cash paid for restructuring costs and $21.7 million of cash paid for transaction and integration costs.

•	Ended the year with $521.9 million in cash and cash equivalents.
•

As of December 31, 2020, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $735.1 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the year with total liquidity of approximately $1.26 billion.

•	Redeemed $200 million aggregate principal amount of the 2025 Notes and $100 million aggregate principal of the 2021 Notes during the year.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss fourth quarter and full year 2020 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:
CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Michael McCloskey, CommScope
+1 828-431-9874
Michael.McCloskey@commscope.com

News Media Contact:
Kris Kozamchak, CommScope
+1 972-792-3311

publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of the terms non-GAAP adjusted EBITDA, segment adjusted EBITDA and segment adjusted EBITDA as a percentage of sales, non-GAAP adjusted net income, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted gross profit, non-GAAP adjusted operating expense and non-GAAP adjusted free cash flow may vary from that of others in its industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of these non-GAAP measures to their most comparable GAAP measures is below.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments (including the ARRIS acquisition); selling or discontinuing one or more of our product lines; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions;  our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; the use of open standards; the long-term impact of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans requiring plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or a potential global trade war and potential changes to laws and policies as a result of a new administration in the United States, that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers and supply chain; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in our 2020 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission.

Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$2,131.8	$2,298.7	$8,435.9	$8,345.1
Cost of sales	1,416.8	1,562.5	5,688.1	5,941.0
Gross profit	715.0	736.2	2,747.8	2,404.1
Operating expenses:
Selling, general and administrative	272.0	305.1	1,170.7	1,277.1
Research and development	162.2	179.1	703.3	578.5
Amortization of purchased intangible assets	157.0	205.9	630.5	593.2
Restructuring costs, net	4.8	9.3	88.4	87.7
Asset impairments	—	376.1	206.7	376.1
Total operating expenses	596.0	1,075.5	2,799.6	2,912.6
Operating income (loss)	119.0	(339.3)	(51.8)	(508.5)
Other income (expense), net	0.9	(2.9)	(29.3)	(6.4)
Interest expense	(139.9)	(153.6)	(577.8)	(577.2)
Interest income	—	2.2	4.4	18.1
Loss before income taxes	(20.0)	(493.6)	(654.5)	(1,074.0)
Income tax benefit	43.9	56.9	81.1	144.5
Net income (loss)	23.9	(436.7)	(573.4)	(929.5)
Series A convertible preferred stock dividend	(14.3)	(13.8)	(56.1)	(40.7)
Deemed dividend on Series A convertible preferred stock	—	—	—	(3.0)
Net income (loss) attributable to common stockholders	$9.6	$(450.5)	$(629.5)	$(973.2)

Earnings (loss) per share:
Basic	$0.05	$(2.32)	$(3.20)	$(5.02)
Diluted (a)	$0.05	$(2.32)	$(3.20)	$(5.02)
Weighted average shares outstanding:
Basic	199.4	194.4	196.8	193.7
Diluted (a)	204.2	194.4	196.8	193.7
(a) Calculation of diluted income (loss) per share:
Net income (loss) (basic and diluted)	$9.6	$(450.5)	$(629.5)	$(973.2)

Weighted average shares (basic)	199.4	194.4	196.8	193.7
Dilutive effect of equity-based awards	4.8	—	—	—
Denominator (diluted)	204.2	194.4	196.8	193.7

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Consolidated Balance Sheets
(In millions, except share amounts)

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$521.9	$598.2
Accounts receivable, less allowance for doubtful accounts of $40.3 and $35.4, respectively	1,487.4	1,698.8
Inventories, net	1,088.9	975.9
Prepaid expenses and other current assets	256.3	238.9
Total current assets	3,354.5	3,511.8
Property, plant and equipment, net of accumulated depreciation of $705.7 and $553.8, respectively	684.5	723.8
Goodwill	5,286.5	5,471.7
Other intangible assets, net	3,650.4	4,263.6
Other noncurrent assets	600.9	460.7
Total assets	$13,576.8	$14,431.6
Liabilities and Stockholders' Equity
Accounts payable	$1,010.8	$1,148.0
Accrued and other liabilities	910.6	862.0
Current portion of long-term debt	32.0	32.0
Total current liabilities	1,953.4	2,042.0
Long-term debt	9,488.6	9,800.4
Deferred income taxes	206.2	215.1
Other noncurrent liabilities	531.8	537.8
Total liabilities	12,180.0	12,595.3
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,041.8	1,000.0
Stockholders' equity:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,041,819 Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000;
Issued and outstanding shares: 200,095,232 and 194,563,530,
respectively	2.1	2.0
Additional paid-in capital	2,512.9	2,445.1
Retained earnings (accumulated deficit)	(1,752.7)	(1,179.3)
Accumulated other comprehensive loss	(155.9)	(197.0)
Treasury stock, at cost: 9,223,081 shares and 7,411,382 shares,
respectively	(251.4)	(234.5)
Total stockholders' equity	355.0	836.3
Total liabilities and stockholders' equity	$13,576.8	$14,431.6

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating Activities:
Net income (loss)	$23.9	$(436.7)	$(573.4)	$(929.5)
Adjustments to reconcile net income (loss) to net cash generated by operating activities:
Depreciation and amortization	204.5	256.5	823.3	770.9
Equity-based compensation	25.0	32.1	115.0	90.8
Deferred income taxes	(58.1)	(88.4)	(154.7)	(260.8)
Asset impairments	—	376.1	206.7	376.1
Changes in assets and liabilities:
Accounts receivable	27.5	93.5	228.4	258.8
Inventories	29.8	132.8	(100.5)	489.1
Prepaid expenses and other current assets	(23.0)	6.1	(17.2)	19.5
Accounts payable and other accrued liabilities	(169.8)	(46.5)	(175.2)	(274.0)
Other noncurrent liabilities	15.6	7.6	(4.0)	7.2
Other noncurrent assets	2.4	(4.4)	28.8	46.0
Other	19.9	7.3	59.0	2.3
Net cash generated by operating activities	97.7	336.0	436.2	596.4
Investing Activities:
Additions to property, plant and equipment	(47.7)	(31.8)	(121.2)	(104.1)
Proceeds from sale of property, plant and equipment	4.8	0.4	5.0	1.6
Proceeds from sale of long-term investments	—	—	—	9.3
Cash paid for ARRIS acquisition, net of cash acquired	—	—	—	(5,053.4)
Cash paid for Cable Exchange acquisition	—	—	(3.5)	(11.0)
Other	(0.5)	1.6	(0.5)	2.7
Net cash used in investing activities	(43.4)	(29.8)	(120.2)	(5,154.9)
Financing Activities:
Long-term debt repaid	(108.0)	(308.0)	(1,282.0)	(3,061.3)
Long-term debt proceeds	—	—	950.0	6,933.0
Debt issuance costs	(0.1)	—	(11.7)	(120.8)
Debt extinguishment costs	(3.0)	—	(17.9)	—
Series A convertible preferred stock proceeds	—	—	—	1,000.0
Dividends paid on Series A convertible preferred stock	(14.3)	(13.8)	(14.3)	(40.7)
Deemed dividend paid on Series A convertible preferred stock	—	—	—	(3.0)
Proceeds from the issuance of common shares under equity-based compensation plans	8.1	1.5	9.0	4.6
Tax withholding payments for vested equity-based compensation awards	(6.6)	(0.9)	(16.9)	(13.2)
Net cash generated by (used in) financing activities	(123.9)	(321.2)	(383.8)	4,698.6
Effect of exchange rate changes on cash and cash equivalents	8.7	4.1	(8.5)	(0.1)
Change in cash and cash equivalents	(60.9)	(10.9)	(76.3)	140.0
Cash and cash equivalents at beginning of period	582.8	609.1	598.2	458.2
Cash and cash equivalents at end of period	$521.9	$598.2	$521.9	$598.2

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended	Three Months Ended		For the Year Ended
	September 30,	December 31,		December 31,
	2020	2020	2019	2020	2019
Net income (loss), as reported	$(116.3)	$23.9	$(436.7)	$(573.4)	$(929.5)
Income tax expense (benefit), as reported	9.3	(43.9)	(56.9)	(81.1)	(144.5)
Interest income, as reported	(1.3)	—	(2.2)	(4.4)	(18.1)
Interest expense, as reported	147.2	139.9	153.6	577.8	577.2
Other (income) expense, net, as reported	16.9	(0.9)	2.9	29.3	6.4
Operating income (loss), as reported	$55.8	$119.0	$(339.3)	$(51.8)	$(508.5)
Adjustments:
Amortization of purchased intangible assets	158.1	157.0	205.9	630.5	593.2
Restructuring costs, net	40.3	4.8	9.3	88.4	87.7
Equity-based compensation	34.0	25.0	32.1	115.0	90.8
Asset impairments	—	—	376.1	206.7	376.1
Transaction and integration costs	4.8	7.1	5.3	24.9	195.3
Acquisition accounting adjustments	5.1	4.9	(8.6)	20.6	264.2
Patent claims and litigation settlements	(1.4)	5.0	—	16.3	55.0
Executive severance	6.3	—	—	6.3	—
Depreciation	38.9	39.7	42.7	158.3	143.7
Total adjustments to operating loss	286.1	243.5	662.8	1,267.0	1,806.0
Non-GAAP adjusted EBITDA	$341.9	$362.2	$323.6	$1,215.2	$1,297.5

Net income (loss), as reported	$(116.3)	$23.9	$(436.7)	$(573.4)	$(929.5)
Adjustments:
Total pretax adjustments to adjusted EBITDA	247.2	203.8	620.2	1,108.7	1,662.4
Pretax amortization of debt issuance costs and OID (1)	12.8	8.0	7.9	34.5	33.4
Pretax acquisition related interest (1)	—	—	—	—	30.2
Pretax loss on debt transactions (2)	14.9	3.0	—	17.9	—
Tax effects of adjustments and other tax items (3)	(35.5)	(94.9)	(84.8)	(216.7)	(317.1)
Non-GAAP adjusted net income	$123.1	$143.8	$106.6	$371.0	$479.4
GAAP EPS, as reported (4)	$(0.66)	$0.05	$(2.32)	$(3.20)	$(5.02)
Non-GAAP adjusted diluted EPS (5)	$0.51	$0.59	$0.46	$1.56	$2.15

(1) Included in interest expense.
(2) Included in other income (expense), net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP EPS was calculated using net income (loss) attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) The Company’s definition of non-GAAP adjusted diluted EPS is non-GAAP adjusted net income, excluding the Series A convertible preferred stock dividend, divided by weighted average shares outstanding assuming the if-converted method, which reflects the conversion of the Series A convertible preferred stock.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
				% Change	% Change
	Q4 2020	Q3 2020	Q4 2019	Sequential	YOY
United States	$1,293.0	$1,318.2	$1,350.8	(1.9)%	(4.3)%
Europe, Middle East and Africa	368.8	407.3	419.3	(9.5)	(12.0)
Asia Pacific	198.7	219.1	253.8	(9.3)	(21.7)
Caribbean and Latin America	178.0	149.9	174.2	18.7	2.2
Canada	93.3	73.6	100.6	26.8	(7.3)
Total net sales	$2,131.8	$2,168.1	$2,298.7	(1.7)%	(7.3)%

Sales by Region
	Full Year	Full Year	% Change
	2020	2019	YOY
United States	$5,185.3	$4,923.3	5.3%
Europe, Middle East and Africa	1,530.2	1,543.6	(0.9)
Asia Pacific	797.2	919.7	(13.3)
Caribbean and Latin America	610.3	650.7	(6.2)
Canada	312.9	307.8	1.7
Total net sales	$8,435.9	$8,345.1	1.1%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Sales by Segment (1)
				% Change	% Change
	Q4 2020	Q3 2020	Q4 2019	Sequential	YOY
Broadband	$789.3	$820.9	$673.1	(3.8)%	17.3%
Home	571.0	563.6	823.6	1.3	(30.7)
Outdoor Wireless	294.7	271.8	291.6	8.4	1.1
Venue and Campus	476.8	511.8	510.4	(6.8)	(6.6)
Total net sales	$2,131.8	$2,168.1	$2,298.7	(1.7)%	(7.3)%

Segment Adjusted EBITDA (1)
				% Change	% Change
	Q4 2020	Q3 2020	Q4 2019	Sequential	YOY
Broadband	$213.3	$204.2	$143.5	4.5%	48.6%
Home	40.4	28.5	71.9	41.8	(43.8)
Outdoor Wireless	60.1	53.6	48.6	12.1	23.7
Venue and Campus	48.4	55.6	59.5	(12.9)	(18.7)
Total segment adjusted EBITDA	$362.2	$341.9	$323.6	5.9%	11.9%

(1) As of January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Sales by Segment (1)
	As Reported	As Reported (2)	ARRIS Pre-acquisition (2)	Combined Company (2)	% Change
	2020	2019	2019	2019	YOY
Broadband	$2,895.7	$2,363.8	$444.0	$2,807.8	3.1%
Home	2,360.0	2,539.0	847.6	3,386.6	(30.3)%
OWN	1,243.7	1,475.0	—	1,475.0	(15.7)%
VCN	1,936.5	1,967.3	118.3	2,085.6	(7.1)%
Total net sales	$8,435.9	$8,345.1	$1,409.9	$9,755.0	(13.5)%

Segment Operating Loss (1)
	As Reported	As Reported (2)	ARRIS Pre-acquisition (2)	Combined Company (2)	% Change
	2020	2019	2019	2019	YOY
Broadband	$171.5	$(326.1)	$21.1	$(305.0)	(156.2)%
Home	(289.7)	(196.0)	(27.5)	(223.5)	29.6%
OWN	181.1	200.3	—	200.3	(9.6)%
VCN	(114.7)	(186.7)	(58.6)	(245.3)	(53.2)%
Total segment operating loss	$(51.8)	$(508.5)	$(65.0)	$(573.5)	(91.0)%

Segment Adjusted EBITDA (1)
	As Reported	As Reported (2)	ARRIS Pre-acquisition (2)	Combined Company (2)	% Change
	2020	2019	2019	2019	YOY
Broadband	$640.5	$473.3	$69.0	$542.3	18.1%
Home	116.2	193.7	34.0	227.7	(49.0)%
OWN	278.5	361.2	—	361.2	(22.9)%
VCN	180.0	269.3	(32.3)	237.0	(24.1)%
Total segment adjusted EBITDA	$1,215.2	$1,297.5	$70.7	$1,368.2	(11.2)%

(1) As of January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

(2) Periods prior to the acquisition date, April 4, 2019, are presented for the combined company to include previously reported CommScope results plus previously disclosed historical results of the ARRIS business.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Fourth Quarter 2020 Segment Adjusted EBITDA Reconciliation (1)
	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$104.1	$(8.7)	$34.6	$(11.0)	$119.0
Amortization of purchased intangible assets	79.7	26.0	11.4	39.9	157.0
Restructuring costs, net	1.0	2.0	5.9	(4.1)	4.8
Equity-based compensation	9.7	4.8	2.9	7.6	25.0
Transaction and integration costs	1.8	2.9	1.0	1.4	7.1
Acquisition accounting adjustments	2.8	0.5	—	1.6	4.9
Patent claims and litigation settlements	—	5.0	—	—	5.0
Depreciation	14.4	7.9	4.3	13.0	39.7
Segment adjusted EBITDA	$213.3	$40.4	$60.1	$48.4	$362.2
Segment adjusted EBITDA % of sales	27.0%	7.1%	20.4%	10.1%	17.0%

Third Quarter 2020 Segment Adjusted EBITDA Reconciliation (1)
	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$76.7	$(3.7)	$26.0	$(43.2)	$55.8
Amortization of purchased intangible assets	81.2	26.0	11.4	39.6	158.1
Restructuring costs, net	11.7	3.8	5.9	18.9	40.3
Equity-based compensation	13.1	6.5	4.0	10.3	34.0
Transaction and integration costs	1.7	0.9	0.9	1.3	4.8
Acquisition accounting adjustments	2.8	0.5	—	1.7	5.1
Patent claims and litigation settlements	—	(15.1)	—	13.7	(1.4)
Executive severance	2.2	1.2	1.2	1.7	6.3
Depreciation	14.8	8.3	4.1	11.7	38.9
Segment adjusted EBITDA	$204.2	$28.5	$53.6	$55.6	$341.9
Segment adjusted EBITDA % of sales	24.9%	5.1%	19.7%	10.9%	15.8%

Fourth Quarter 2019 Segment Adjusted EBITDA Reconciliation (1)
	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$(145.8)	$(174.8)	$27.1	$(45.7)	$(339.3)
Amortization of purchased intangible assets	113.2	36.5	12.0	44.3	205.9
Restructuring costs, net	5.2	1.3	—	3.0	9.4
Equity-based compensation	12.9	5.6	3.8	9.8	32.0
Asset impairments	142.1	192.8	—	41.2	376.1
Transaction and integration costs	1.8	—	1.4	2.1	5.3
Acquisition accounting adjustments	(1.9)	0.5	—	(7.3)	(8.6)
Depreciation	16.1	10.1	4.3	12.1	42.7
Segment adjusted EBITDA	$143.5	$71.9	$48.6	$59.5	$323.6
Segment adjusted EBITDA % of sales	21.3%	8.7%	16.7%	11.7%	14.1%

(1) As of January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Year Ended December 31, 2020 Segment Adjusted EBITDA Reconciliation (1)

	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$171.5	$(289.7)	$181.1	$(114.7)	$(51.8)
Amortization of purchased intangible assets	323.1	103.9	45.8	157.7	630.5
Restructuring costs, net	17.8	30.0	15.7	24.9	88.4
Equity-based compensation	44.4	22.1	13.6	34.9	115.0
Asset impairments	—	206.7	—	—	206.7
Transaction and integration costs	7.9	6.2	4.2	6.7	24.9
Acquisition accounting adjustments	11.4	1.9	—	7.3	20.6
Patent claims and litigation settlements	3.0	(0.3)	—	13.7	16.3
Executive severance	2.2	1.2	1.2	1.7	6.3
Depreciation	59.2	34.3	17.0	47.8	158.3
Segment adjusted EBITDA	$640.5	$116.2	$278.5	$180.0	$1,215.2
Segment adjusted EBITDA % of sales	22.1%	4.9%	22.4%	9.3%	14.4%

Year Ended December 31, 2019 Segment Adjusted EBITDA Reconciliation (1)

	Broadband	Home	Outdoor Wireless	Venue and Campus	Combined Company Total (2)
Operating income (loss), as reported	$(305.0)	$(223.5)	$200.3	$(245.3)	$(573.5)
Amortization of purchased intangible assets	296.8	149.1	49.5	182.8	678.2
Restructuring costs, net	37.1	23.7	6.9	20.5	88.2
Equity-based compensation	46.6	20.4	12.9	32.2	112.1
Asset impairments	142.1	192.8	—	41.2	376.1
Transaction and integration costs	124.7	—	19.1	59.3	203.1
Acquisition accounting adjustments	135.8	27.8	—	102.1	265.7
Patent claims and litigation settlements	—	—	55.0	—	55.0
Depreciation	64.0	37.5	17.5	44.3	163.3
Segment adjusted EBITDA	$542.2	$227.7	$361.2	$237.1	$1,368.2
Segment adjusted EBITDA % of sales	19.3%	6.7%	24.5%	11.4%	14.0%

(1) As of January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

(2) Periods prior to the acquisition date, April 4, 2019, are presented for the combined company to include previously reported CommScope results plus previously disclosed historical results of the ARRIS business.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Full Year 2020	Full Year 2019
Cash flow from operations	$336.0	$(42.7)	$209.1	$172.2	$97.7	$436.2	$596.4
Capital expenditures	(31.8)	(23.9)	(23.8)	(25.8)	(47.7)	(121.2)	(104.1)
Free cash flow	304.2	(66.6)	185.3	146.4	50.0	315.0	492.3
Transaction and integration costs	5.5	3.4	9.1	4.8	4.3	21.7	210.7
Restructuring	12.9	20.1	23.0	24.8	10.8	78.7	89.9
Adjusted free cash flow	$322.6	$(43.1)	$217.4	$176.0	$65.1	$415.4	$792.9

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Quarterly Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Full Year 2020	Full Year 2019
Gross profit, as reported	$736.2	$641.2	$656.1	$735.5	$715.0	$2,747.8	$2,404.1
Equity-based compensation	5.8	3.8	5.2	5.5	4.0	18.5	13.5
Acquisition accounting adjustments	(8.6)	5.5	5.2	5.1	4.8	20.6	264.2
Patent claims and litigation settlements	—	5.3	7.5	(1.4)	5.0	16.3	55.0
Adjusted gross profit	$733.4	$655.8	$674.0	$744.7	$728.8	$2,803.2	$2,736.8
Adjusted gross profit as % of sales	31.9%	32.3%	32.1%	34.3%	34.2%	33.2%	32.8%

GAAP to Non-GAAP Adjusted Operating Expense

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Full Year 2020	Full Year 2019
Selling, general and administrative, as reported	$305.1	$311.1	$290.9	$296.7	$272.0	$1,170.7	$1,277.1
Research and development, as reported	179.1	180.4	176.1	184.6	162.2	703.3	578.5
Operating expenses	$484.2	$491.5	$467.0	$481.3	$434.2	$1,874.0	$1,855.6
Equity-based compensation	26.2	19.7	27.3	28.5	21.0	96.5	77.3
Transaction and integration costs	5.3	5.4	7.6	4.8	7.1	24.9	195.3
Executive severance	—	—	—	6.3	—	6.3	—
Adjusted operating expense	$452.7	$466.4	$432.1	$441.7	$406.1	$1,746.3	$1,583.0
Adjusted operating expense as % of sales	19.7%	22.9%	20.5%	20.4%	19.0%	20.7%	19.0%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures